Exhibit (a)(1)(iii)

CYPRESS SEMICONDUCTOR CORPORATION

OFFER TO EXCHANGE RESTRICTED STOCK UNITS FOR RESTRICTED STOCK

ELECTION FORM

Before signing this election form, please make sure you have received, read and understand the documents that make up this offer, including: (1) the Offer to Exchange Restricted Stock Units for Restricted Stock (referred to as the “Offer to Exchange”); (2) the letter from T.J. Rodgers, dated August 22, 2008; (3) this election form; and (4) the withdrawal form. This offer is subject to the terms of these documents as they may be amended. This offer provides eligible employees (as such term is defined in the Offer to Exchange) who hold eligible restricted stock units the opportunity to exchange these restricted stock units for restricted stock as set forth in Section 2 of the Offer to Exchange. This offer expires at 5:00 p.m., Pacific Time, on September 25, 2008, unless extended. PLEASE FOLLOW THE INSTRUCTIONS ATTACHED TO THIS FORM.

In accordance with the terms outlined in these offer documents, the number of shares of restricted stock you receive will equal the number of restricted stock units you exchange multiplied by the Conversion Ratio as described in Section 2 of the Offer to Exchange. Each share of restricted stock will vest on the same vesting schedule as the restricted stock unit it replaces. Vesting on any date is subject to your continued service to Cypress through each relevant vesting date. You will lose your rights to all exchanged restricted stock units that are cancelled under this offer.

BY PARTICIPATING, YOU AGREE TO ALL TERMS OF THIS OFFER AS SET FORTH IN THE OFFER DOCUMENTS.

If you would like to participate in this offer, please indicate your election by checking one of the boxes below and completing and signing this election form. Please be sure to follow the instructions, which are attached.

To participate in this offer, you must sign, date and deliver the completed and attached election form via facsimile, e-mail (via PDF or similar imaged document file) or by hand delivery by 5:00 p.m., Pacific Time, on September 25, 2008, unless extended, to:

Priscilla Raymundo

Cypress Semiconductor Corporation

198 Champion Court

San Jose, California 95134

Fax: (408) 943-2706

E-mail: rsu.exchange@cypress.com

Only responses that are complete, signed and actually received by Priscilla Raymundo by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted.

Please check the appropriate box:

☐	Yes, I wish to participate in this offer as to ALL of my eligible restricted stock units.

All of my eligible restricted stock units will be irrevocably cancelled on September 25, 2008.

OR

☐	Yes, I wish to participate in this offer as to my eligible restricted stock unit grants listed below (please list):

Grant Number	Grant Date

☐ I wish to participate in this offer as to all of my eligible restricted stock units subject to this grant.

OR

☐        I wish to participate in this offer as to some of my eligible restricted stock units subject to this grant. I wish to exchange                      of the restricted stock units subject to this grant. If you choose to exchange this grant, you must exchange at least 100 of the restricted stock units subject to this grant. Elections to exchange less than 100 restricted stock units will not be accepted and you will retain those restricted stock units.

Grant Number	Grant Date

☐ I wish to participate in this offer as to all of my eligible restricted stock units subject to this grant.

OR

☐        I wish to participate in this offer as to some of my eligible restricted stock units subject to this grant. I wish to exchange                      of the restricted stock units subject to this grant. If you choose to exchange this grant, you must exchange at least 100 of the restricted stock units subject to this grant. Elections to exchange less than 100 restricted stock units will not be accepted and you will retain those restricted stock units.

Grant Number	Grant Date

☐ I wish to participate in this offer as to all of my eligible restricted stock units subject to this grant.

OR

☐        I wish to participate in this offer as to some of my eligible restricted stock units subject to this grant. I wish to exchange                      of the restricted stock units subject to this grant. If you choose to exchange this grant, you must exchange at least 100 of the restricted stock units subject to this grant. Elections to exchange less than 100 restricted stock units will not be accepted and you will retain those restricted stock units.

Grant Number	Grant Date

☐ I wish to participate in this offer as to all of my eligible restricted stock units subject to this grant.

OR

☐        I wish to participate in this offer as to some of my eligible restricted stock units subject to this grant. I wish to exchange                      of the restricted stock units subject to this grant. If you choose to exchange this grant, you must exchange at least 100 of the restricted stock units subject to this grant. Elections to exchange less than 100 restricted stock units will not be accepted and you will retain those restricted stock units.

Grant Number	Grant Date

☐ I wish to participate in this offer as to all of my eligible restricted stock units subject to this grant.

OR

☐        I wish to participate in this offer as to some of my eligible restricted stock units subject to this grant. I wish to exchange                      of the restricted stock units subject to this grant. If you choose to exchange this grant, you must exchange at least 100 of the restricted stock units subject to this grant. Elections to exchange less than 100 restricted stock units will not be accepted and you will retain those restricted stock units.

Grant Number	Grant Date

☐ I wish to participate in this offer as to all of my eligible restricted stock units subject to this grant.

OR

☐        I wish to participate in this offer as to some of my eligible restricted stock units subject to this grant. I wish to exchange                      of the restricted stock units subject to this grant. If you choose to exchange this grant, you must exchange at least 100 of the restricted stock units subject to this grant. Elections to exchange less than 100 restricted stock units will not be accepted and you will retain those restricted stock units.

Grant Number	Grant Date

☐ I wish to participate in this offer as to all of my eligible restricted stock units subject to this grant.

OR

☐        I wish to participate in this offer as to some of my eligible restricted stock units subject to this grant. I wish to exchange                      of the restricted stock units subject to this grant. If you choose to exchange this grant, you must exchange at least 100 of the restricted stock units subject to this grant. Elections to exchange less than 100 restricted stock units will not be accepted and you will retain those restricted stock units.

My eligible restricted stock unit grants that are specifically listed above will be irrevocably cancelled on September 25, 2008.

Employee Signature

Employee Name (Please print)	Legal Name (Please print)

Date and Time	E-mail Address

RETURN TO PRISCILLA RAYMUNDO NO LATER THAN 5:00 P.M., PACIFIC TIME, ON SEPTEMBER 25, 2008.

CYPRESS SEMICONDUCTOR CORPORATION

OFFER TO EXCHANGE RESTRICTED STOCK UNITS FOR RESTRICTED STOCK

INSTRUCTIONS TO THE ELECTION FORM

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.     Delivery of Election Form.

A properly completed and signed copy of this election form must be received via facsimile, e-mail (via PDF or similar imaged document file) or by hand delivery on or before 5:00 p.m., Pacific Time, on September 25, 2008 by:

Priscilla Raymundo

Cypress Semiconductor Corporation

198 Champion Court

San Jose, California 95134

Fax: (408) 943-2706

E-mail: rsu.exchange@cypress.com

The delivery of all required documents, including election forms, is at your risk. Delivery will be deemed made only when actually received by Cypress. In all cases, you should allow sufficient time to ensure timely delivery. We intend to confirm the receipt of your election form by e-mail within two (2) U.S. business days. If you have not received such an e-mail confirmation, it is your responsibility to ensure that your election form has been received by September 25, 2008. Only responses that are complete, signed and actually received by Priscilla Raymundo by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted.

Our receipt of your election form is not by itself an acceptance of your restricted stock units for exchange. For purposes of this offer, we will be deemed to have accepted restricted stock units for exchange that are validly tendered and not properly withdrawn as of when we give oral or written notice to the restricted stock unit holders generally of our acceptance for exchange of such restricted stock units, which notice may be made by press release, e-mail or other method of communication.

Cypress will not accept any alternative, conditional or contingent tenders. Although it is our intent to send you an e-mail confirmation of receipt of this election form, by signing this election form, you waive any right to receive any notice of the receipt of the tender of your restricted stock units, except as provided for in the Offer to Exchange. Any confirmation of receipt sent to you will merely be a notification that we have received your election form and does not mean that your restrict ed stock units have been cancelled. Your restricted stock units that are accepted for exchange will be cancelled on the same U.S. business day as the expiration of this offer, which cancellation is scheduled to be September 25, 2008.

2.     Withdrawal and Additional Tenders.

Tenders of restricted stock units made through this offer may be withdrawn at any time before 5:00 p.m., Pacific Time, on September 25, 2008. If Cypress extends this offer beyond that time, you may withdraw your tendered restricted stock units at any time until the extended expiration of this offer.

To withdraw some or all of your tendered restricted stock units you must deliver a signed and dated withdrawal form, with the required information, via facsimile, e-mail (via PDF or similar imaged document file) or by hand delivery while you still have the right to withdraw the tendered restricted stock units to:

Priscilla Raymundo

Cypress Semiconductor Corporation

198 Champion Court

San Jose, California 95134

Fax: (408) 943-2706

E-mail: rsu.exchange@cypress.com

You may not rescind any withdrawal and any eligible restricted stock units withdrawn will be deemed not properly tendered for purposes of this offer, unless you properly re-elect to exchange those restricted stock units before the expiration date.

To re-elect to exchange some or all of your withdrawn restricted stock units, you must submit a new election form to:

Priscilla Raymundo

Cypress Semiconductor Corporation

198 Champion Court

San Jose, California 95134

Fax: (408) 943-2706

E-mail: rsu.exchange@cypress.com

Your new election form must be submitted before the expiration date by following the procedures described in these instructions. Your new election form must include the required information regarding all of the restricted stock units you want to exchange and must be signed and clearly dated after the date of your original election form and any withdrawal form you have submitted. Upon the receipt of such a new, properly filled out, signed and dated election form, any previously submitted election form or withdrawal form will be disregarded and will be considered replaced in full by the new election form. You will be bound by the last properly submitted election form or withdrawal form we receive prior to the expiration date.

3.     Tenders.

If you intend to tender restricted stock units through this offer, you may exchange all of your unvested restricted stock units subject to each eligible grant or you may exchange a lesser number of unvested restricted stock units subject to each eligible grant (but no less than 100 of the restricted stock units subject to such grant). However, if an eligible restricted stock unit is subject to a domestic relations order (or comparable legal document as a result of the end of a marriage), only the portion beneficially owned by the eligible employee may be tendered in this offer as to all or a lesser number of unvested restricted stock units (but in no event less than 100 of the restricted stock units subject to such grant).

4.     Signatures on this Election Form.

If this election form is signed by the holder of the restricted stock units, the signature must correspond with the name as written on the face of the restricted stock unit agreement or agreements to which the restricted stock units are subject without alteration, enlargement or any change whatsoever. If your name has been legally changed since your restricted stock unit agreement was signed, please submit proof of the legal name change.

If this election form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to Cypress of the authority of that person to act in that capacity must be submitted with this election form.

5.     Other Information on this Election Form.

In addition to signing this election form, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address.

6.     Requests for Assistance or Additional Copies.

Any questions regarding this offer may be directed to Victoria Tidwell who can be reached at (408) 943-2979 or Neil Weiss, who can be reached at (408) 943-2630. Any requests for additional copies of the Offer to Exchange or this election form should be directed to Priscilla Raymundo at (408) 943-2772. Copies will be furnished promptly at Cypress’s expense.

7.     Irregularities.

We will determine, in our discretion, all questions as to the form of documents and the validity, form, eligibility, including time of receipt, and acceptance of any restricted stock units. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any election form or any restricted stock units elected to be exchanged that we determine are not in appropriate form or that we determine are unlawful to accept. We will accept all properly tendered restricted stock units that are not validly withdrawn. We also reserve the right to waive any of the conditions of this offer or any defect or irregularity in any tender of any particular restricted stock units or for any particular restricted stock unit holder, provided that if we grant any such waiver, it will be granted with respect to all restricted stock unit holders and tendered restricted stock units. No tender of restricted stock units will be deemed to have been properly made until all defects or irregularities have been cured by the tendering restricted stock unit holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice. This is a one-time offer, and we will strictly enforce the election period, subject only to an extension that we may grant in our discretion.

Important: The election form together with all other required documents must be received via facsimile, e-mail (via PDF or similar imaged document file) or by hand delivery before 5:00 p.m., Pacific Time, on September 25, 2008 by:

Priscilla Raymundo

Cypress Semiconductor Corporation

198 Champion Court

San Jose, California 95134

Fax: (408) 943-2706

E-mail: rsu.exchange@cypress.com

8.     Additional Documents to Read.

You should be sure to read the Offer to Exchange, all documents referenced therein, and the letter from T.J. Rodgers, dated August 22, 2008, before deciding to participate in this offer.

9.     Important Tax Information.

Please refer to Section 14 of the Offer to Exchange, which contains important tax information. We also recommend that you consult with your personal advisors before deciding whether or not to participate in this offer.